Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com
CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2026 EARNINGS

News Summary:
•Record top and bottom-line performance with double-digit growth in Q4 and FY 2026, exceeding the high end of guidance ranges
•Exceptional FY 2026 operating margin results, demonstrating strong execution and operating efficiency
•Broad-based, record high demand for Cisco technology with a networking supercycle underway
◦Q4 total product orders up 35% year over year; up 25% excluding hyperscalers, with double-digit growth across every geography and customer market
◦Networking product orders grew 40% year over year in Q4, marking the eighth consecutive quarter of double-digit growth
•Significant momentum and raised expectations for AI infrastructure from hyperscalers
◦$4 billion of orders taken in Q4, bringing the total for FY 2026 to $9.3 billion
◦Delivered approximately $4 billion of revenue in FY 2026; $7.5 billion expected in FY 2027
•Q4 FY 2026 Results:
◦Revenue: $17.3 billion
▪Increase of 18% year over year
◦Operating Margin: GAAP: 24.7%; Non-GAAP: 35.9%
◦Earnings per Share: GAAP: $0.97; Non-GAAP: $1.22
▪GAAP EPS increased 52% year over year
▪Non-GAAP EPS increased 23% year over year
•FY 2026 Results:
◦Revenue: $63.3 billion
▪Increase of 12% year over year
◦Operating Margin: GAAP: 24.3%; Non-GAAP: 34.8%
◦Earnings per Share: GAAP: $3.33; Non-GAAP: $4.33
▪GAAP EPS increased 31% year over year
▪Non-GAAP EPS increased 14% year over year
•Q1 FY 2027 Guidance:
◦Revenue: $18.0 billion to $18.2 billion
◦Earnings per Share: GAAP: $1.08 to $1.10; Non-GAAP: $1.32 to $1.34
•FY 2027 Guidance:
◦Revenue: $72.2 billion to $73.4 billion
◦Earnings per Share: GAAP: $4.00 to $4.06; Non-GAAP: $5.05 to $5.11

SAN JOSE, Calif. -- August 12, 2026 -- Cisco (NASDAQ: CSCO) today reported fourth quarter and fiscal year results for the period ended July 25, 2026. Cisco reported fourth quarter revenue of $17.3 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.9 billion or $0.97 per share, and non-GAAP net income of $4.9 billion or $1.22 per share.
“We delivered a very strong close to fiscal 2026, marking another record year for Cisco. Our record performance is a testament to the accelerated pace of innovation and the excellent execution by our teams,” said Chuck Robbins, Chair and CEO of Cisco. “With the breadth and depth of our portfolio and our competitive differentiation in secure networking, Cisco is well positioned to support our customers however or wherever they decide to deploy AI.”
“In Q4, we delivered record revenue, non-GAAP operating income and EPS, all exceeding the high end of our guidance ranges and demonstrating strong financial discipline and operating leverage,” said Mark Patterson, CFO of Cisco. “In fiscal 2026, Cisco achieved its highest productivity metrics in 30 years measured by revenue, non-GAAP operating margin, and earnings per employee. As we enter fiscal 2027, we remain focused on delivering durable growth, consistent profitability and continued capital returns as we make the strategic investments to capitalize on the significant growth opportunities we see ahead.”

Q4 GAAP Results

	Q4 FY 2026		Q4 FY 2025		Vs. Q4 FY 2025
Revenue	$17.3	billion	$14.7	billion	18%
Net Income	$3.9	billion	$2.6	billion	51%
Diluted Earnings per Share (EPS)	$0.97		$0.64		52%
Q4 Non-GAAP Results

	Q4 FY 2026		Q4 FY 2025		Vs. Q4 FY 2025
Net Income	$4.9	billion	$4.0	billion	23%
EPS	$1.22		$0.99		23%
Fiscal Year GAAP Results

	FY 2026		FY 2025		Vs. FY 2025
Revenue	$63.3	billion	$56.7	billion	12%
Net Income	$13.3	billion	$10.2	billion	30%
EPS	$3.33		$2.55		31%
Fiscal Year Non-GAAP Results

	FY 2026		FY 2025		Vs. FY 2025
Net Income	$17.2	billion	$15.2	billion	13%
EPS	$4.33		$3.81		14%
Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled "Reconciliations of GAAP to non-GAAP Measures."
Cisco Declares Quarterly Dividend
Cisco has declared a quarterly dividend of $0.42 per common share to be paid on October 21, 2026, to all stockholders of record as of the close of business on October 2, 2026. Future dividends will be subject to Board approval.

Financial Summary
All comparative percentages are on a year-over-year basis unless otherwise noted.
Q4 FY 2026 Highlights
Revenue -- Total revenue was $17.3 billion, up 18%, with product revenue up 24% and services revenue was flat.
Revenue by geographic segment was: Americas up 18%, EMEA up 19%, and APJC up 14%. Product revenue performance reflected growth in Networking up 28%, Security up 14%, Collaboration up 12%, and Observability up 6%.
Gross Margin -- On a GAAP basis, total gross margin, product gross margin, and services gross margin were 64.1%, 62.6%, and 69.4%, respectively, as compared with 63.2%, 61.5%, and 68.3%, respectively, in the fourth quarter of fiscal 2025.
Total gross margins by geographic segment were: 64.5% for the Americas, 70.1% for EMEA and 67.3% for APJC.
On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 66.3%, 64.8%, and 71.6%, respectively, as compared with 68.4%, 67.5%, and 70.8%, respectively, in the fourth quarter of fiscal 2025.
Operating Expenses -- On a GAAP basis, operating expenses were $6.8 billion, up 10% year over year, and were 39.4% of revenue. Non-GAAP operating expenses were $5.2 billion, up 5%, and were 30.4% of revenue.
Operating Income -- GAAP operating income was $4.3 billion, up 38%, with GAAP operating margin of 24.7%. Non-GAAP operating income was $6.2 billion, up 23%, with non-GAAP operating margin at 35.9%.
Provision for Income Taxes -- The GAAP tax provision rate was 21.8%. The non-GAAP tax provision rate was 18.8%.
Net Income and EPS -- On a GAAP basis, net income was $3.9 billion, an increase of 51%, and EPS was $0.97, an increase of 52%. On a non-GAAP basis, net income was $4.9 billion, an increase of 23%, and EPS was $1.22, an increase of 23%.
Cash Flow from Operating Activities -- $5.4 billion for the fourth quarter of fiscal 2026, an increase of 27% compared with $4.2 billion for the fourth quarter of fiscal 2025.
FY 2026 Highlights
Revenue -- Total revenue was $63.3 billion, an increase of 12%.
Operating Income -- GAAP operating income was $15.4 billion, up 31%, with GAAP operating margin of 24.3%. Non-GAAP operating income was $22.0 billion, up 13%, with non-GAAP operating margin at 34.8%.
Net Income and EPS -- On a GAAP basis, net income was $13.3 billion, an increase of 30%, and EPS was $3.33, an increase of 31%. On a non-GAAP basis, net income was $17.2 billion, an increase of 13%, and EPS was $4.33, an increase of 14%.
Cash Flow from Operating Activities -- $14.2 billion for fiscal 2026, flat compared with fiscal 2025.
Balance Sheet and Other Financial Highlights
Cash and Cash Equivalents and Investments -- $15.9 billion at the end of the fourth quarter of fiscal 2026, compared with $16.6 billion at the end of the third quarter of fiscal 2026, and compared with $16.1 billion at the end of fiscal 2025.
Remaining Performance Obligations (RPO) -- $46.7 billion, up 7% in total. Product RPO was up 9% and services RPO was up 6%.
Deferred Revenue -- $29.8 billion, up 3% in total, with deferred product revenue up 2%. Deferred services revenue up 4%.
Capital Allocation -- In the fourth quarter of fiscal 2026, we returned $3.2 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.42 per common share, or $1.7 billion, and repurchased approximately 13 million shares of common stock under our stock repurchase program at an average price of $111.53 per share for an aggregate purchase price of $1.5 billion. The remaining authorized amount for stock repurchases under the program is $8.1 billion with no termination date.
Acquisitions
In the fourth quarter of fiscal 2026, we closed the following acquisitions:
•Galileo Technologies, Inc., a privately held observability company
•Astrix Securities Ltd., a privately held security company focused on Non-Human Identity (NHI) Security

Guidance
Cisco expects to achieve the following results for the first quarter of fiscal 2027:

Q1 FY 2027
Revenue	$18.0 billion - $18.2 billion
Non-GAAP gross margin	65% - 66%
Non-GAAP operating margin	35.5% - 36.5%
Non-GAAP EPS	$1.32 - $1.34
Cisco estimates that GAAP EPS will be $1.08 to $1.10 for the first quarter of fiscal 2027.
Cisco expects to achieve the following results for fiscal 2027:

FY 2027
Revenue	$72.2 billion - $73.4 billion
Non-GAAP EPS	$5.05 - $5.11
Cisco estimates that GAAP EPS will be $4.00 to $4.06 for fiscal 2027.
Our Q1 FY 2027 guidance assumes an effective tax provision rate of approximately 15% for GAAP and approximately 18.5% for non-GAAP results. Our FY 2027 guidance assumes an effective tax provision rate of approximately 14.5% for GAAP and approximately 18.5% for non-GAAP results.
A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled "GAAP to non-GAAP Guidance" located in the section entitled "Reconciliations of GAAP to non-GAAP Measures."

Editor's Notes:
•Q4 fiscal year 2026 conference call to discuss Cisco's results along with its guidance will be held on Wednesday, August 12, 2026 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).
•Conference call replay will be available from 4:00 p.m. Pacific Time, August 12, 2026 to 10:00 p.m. Pacific Time, August 18, 2026 at 1-800-839-2232 (United States) or 1-203-369-3662 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.
•Additional information regarding Cisco's financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 12, 2026. The conference call will also be livestreamed on YouTube at https://www.youtube.com/live/yYJFmYwIPeM, LinkedIn at https://www.linkedin.com/events/7490076339694387200 & X at https://x.com/i/broadcasts/1AxRnnDawDgxl. Text of the conference call's prepared remarks will be available within 24 hours of completion of the call. The webcast and livestreaming will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 25, 2026	July 26, 2025	July 25, 2026	July 26, 2025
REVENUE:
Product	$13,459	$10,886	$48,295	$41,608
Services	3,793	3,787	15,030	15,046
Total revenue	17,252	14,673	63,325	56,654
COST OF SALES:
Product	5,029	4,194	17,781	15,121
Services	1,160	1,199	4,684	4,743
Total cost of sales	6,189	5,393	22,465	19,864
GROSS MARGIN	11,063	9,280	40,860	36,790
OPERATING EXPENSES:
Research and development	2,431	2,380	9,563	9,300
Sales and marketing	2,952	2,818	11,559	10,966
General and administrative	679	706	2,761	2,992
Amortization of purchased intangible assets	226	254	916	1,028
Restructuring and other charges	511	35	693	744
Total operating expenses	6,799	6,193	25,492	25,030
OPERATING INCOME	4,264	3,087	15,368	11,760
Interest income	220	227	866	1,001
Interest expense	(373)	(368)	(1,470)	(1,593)
Other income (loss), net	822	53	1,245	(68)
Interest and other income (loss), net	669	(88)	641	(660)
INCOME BEFORE PROVISION FOR INCOME TAXES	4,933	2,999	16,009	11,100
Provision for income taxes	1,074	449	2,742	920
NET INCOME	$3,859	$2,550	$13,267	$10,180

Net income per share:
Basic	$0.98	$0.64	$3.36	$2.56
Diluted	$0.97	$0.64	$3.33	$2.55
Shares used in per-share calculation:
Basic	3,949	3,960	3,953	3,976
Diluted	3,984	3,992	3,987	3,998

CISCO SYSTEMS, INC.
REVENUE BY SEGMENT
(In millions, except percentages)

	July 25, 2026
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$10,396	18%	$37,799	12%
EMEA	4,350	19%	16,613	12%
APJC	2,506	14%	8,914	9%
Total	$17,252	18%	$63,325	12%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
GROSS MARGIN PERCENTAGE BY SEGMENT
(In percentages)

	July 25, 2026
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	64.5%	65.1%
EMEA	70.1%	71.2%
APJC	67.3%	66.6%

CISCO SYSTEMS, INC.
REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES
(In millions, except percentages)

	July 25, 2026
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Networking	$9,791	28%	$34,668	22%
Security	2,226	14%	8,232	2%
Collaboration	1,167	12%	4,300	4%
Observability	275	6%	1,095	4%
Total Product	13,459	24%	48,295	16%
Services	3,793	—%	15,030	—%
Total	$17,252	18%	$63,325	12%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 25, 2026	July 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,218	$8,346
Investments	8,700	7,764
Accounts receivable, net of allowance of $78 at July 25, 2026 and $69 at July 26, 2025	7,470	6,701
Inventories	5,694	3,164
Financing receivables, net	3,392	3,061
Other current assets	6,191	5,950
Total current assets	38,665	34,986
Property and equipment, net	2,760	2,113
Financing receivables, net	4,940	3,466
Goodwill	59,477	59,136
Purchased intangible assets, net	7,557	9,175
Deferred tax assets	7,109	7,356
Other assets	9,129	6,059
TOTAL ASSETS	$129,637	$122,291
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$10,161	$5,232
Accounts payable	3,366	2,528
Income taxes payable	190	1,857
Accrued compensation	4,057	3,611
Deferred revenue	16,988	16,416
Other current liabilities	6,763	5,420
Total current liabilities	41,525	35,064
Long-term debt	19,372	22,861
Income taxes payable	2,339	2,165
Deferred revenue	12,793	12,363
Other long-term liabilities	3,323	2,995
Total liabilities	79,352	75,448
Total equity	50,285	46,843
TOTAL LIABILITIES AND EQUITY	$129,637	$122,291

CISCO SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 25, 2026	July 26, 2025	July 25, 2026	July 26, 2025
Cash flows from operating activities:
Net income	$3,859	$2,550	$13,267	$10,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	638	635	2,540	2,811
Share-based compensation expense	927	948	3,830	3,641
Provision for receivables	12	7	23	24
Deferred income taxes	443	(341)	226	(1,133)
(Gains) losses on divestitures, investments and other, net	(858)	(90)	(1,358)	(38)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(1,019)	(1,428)	(832)	(22)
Inventories	(992)	(332)	(2,541)	209
Financing receivables	(1,801)	(291)	(1,835)	214
Other assets	(430)	17	(1,032)	(499)
Accounts payable	398	267	842	257
Income taxes, net	38	163	(2,304)	(1,839)
Accrued compensation	789	378	457	(53)
Deferred revenue	1,266	772	1,125	248
Other liabilities	2,116	979	1,769	193
Net cash provided by operating activities	5,386	4,234	14,177	14,193
Cash flows from investing activities:
Purchases of investments	(1,607)	(1,523)	(8,974)	(4,589)
Proceeds from sales of investments	129	415	2,013	2,643
Proceeds from maturities of investments	2,294	958	6,105	4,943
Acquisitions, net of cash and cash equivalents acquired and divestitures	(470)	—	(516)	(291)
Purchases of non-marketable equity securities	(247)	(118)	(946)	(383)
Return of investments in non-marketable equity securities	47	198	270	306
Acquisition of property and equipment	(390)	(217)	(1,410)	(905)
Other	(20)	14	(26)	9
Net cash provided by (used in) investing activities	(264)	(273)	(3,484)	1,733
Cash flows from financing activities:
Issuances of common stock	451	416	805	736
Repurchases of common stock - repurchase program	(1,501)	(1,252)	(6,106)	(6,000)
Shares repurchased for tax withholdings on vesting of restricted stock units	(511)	(312)	(1,873)	(1,222)
Short-term borrowings, original maturities of 90 days or less, net	204	448	616	(31)
Issuances of debt	2,408	1,904	13,048	19,292
Repayments of debt	(4,397)	(3,528)	(12,251)	(22,073)
Dividends paid	(1,659)	(1,625)	(6,553)	(6,437)
Other	(1)	—	(33)	(80)
Net cash used in financing activities	(5,006)	(3,949)	(12,347)	(15,815)
Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	28	(20)	(29)	(43)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	144	(8)	(1,683)	68
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	7,083	8,918	8,910	8,842
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$7,227	$8,910	$7,227	$8,910
Supplemental cash flow information:
Cash paid for interest	$116	$130	$1,421	$1,500
Cash paid for income taxes, net	$593	$627	$4,821	$3,892

CISCO SYSTEMS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(In millions, except percentages)

	July 25, 2026		April 25, 2026		July 26, 2025
	Amount	Y/Y %	Amount	Y/Y %	Amount	Y/Y %
Product	$23,436	9%	$22,058	6%	$21,572	8%
Services	23,298	6%	21,404	2%	21,961	5%
Total	$46,734	7%	$43,462	4%	$43,533	6%

CISCO SYSTEMS, INC.
DEFERRED REVENUE
(In millions)

	July 25, 2026	April 25, 2026	July 26, 2025
Deferred revenue:
Product	$13,817	$13,461	$13,490
Services	15,964	15,138	15,289
Total	$29,781	$28,599	$28,779
Reported as:
Current	$16,988	$16,446	$16,416
Noncurrent	12,793	12,153	12,363
Total	$29,781	$28,599	$28,779

CISCO SYSTEMS, INC.
DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK
(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted-Average Price per Share	Amount	Amount
Fiscal 2026
July 25, 2026	$0.42	$1,659	13	$111.53	$1,502	$3,161
April 25, 2026	$0.42	$1,660	16	$80.28	$1,252	$2,912
January 24, 2026	$0.41	$1,617	18	$76.29	$1,351	$2,968
October 25, 2025	$0.41	$1,617	29	$68.28	$2,001	$3,618

Fiscal 2025
July 26, 2025	$0.41	$1,625	19	$64.65	$1,252	$2,877
April 26, 2025	$0.41	$1,627	25	$59.78	$1,504	$3,131
January 25, 2025	$0.40	$1,593	21	$58.58	$1,236	$2,829
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME
(In millions)

	Three Months Ended		Fiscal Year Ended
	July 25, 2026	July 26, 2025	July 25, 2026	July 26, 2025
GAAP net income	$3,859	$2,550	$13,267	$10,180
Adjustments to cost of sales:
Share-based compensation expense	138	150	589	584
Amortization of acquisition-related intangible assets	236	233	918	1,150
Acquisition/divestiture-related costs	4	13	25	66
Legal and indemnification settlements/charges	—	355	—	355
Supplier component remediation charge (adjustment)	—	—	—	(7)
Total adjustments to GAAP cost of sales	378	751	1,532	2,148
Adjustments to operating expenses:
Share-based compensation expense	751	797	3,181	3,019
Amortization of acquisition-related intangible assets	226	255	916	1,029
Acquisition/divestiture-related costs	68	104	350	791
Significant asset impairments and restructurings	511	35	693	744
Total adjustments to GAAP operating expenses	1,556	1,191	5,140	5,583
Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	(869)	(115)	(1,398)	(187)
Total adjustments to GAAP interest and other income (loss), net	(869)	(115)	(1,398)	(187)
Total adjustments to GAAP income before provision for income taxes	1,065	1,827	5,274	7,544
Income tax effect of non-GAAP adjustments	(386)	(426)	(1,490)	(1,682)
Significant tax matters	330	—	198	(829)
Total adjustments to GAAP provision for income taxes	(56)	(426)	(1,292)	(2,511)
Non-GAAP net income	$4,868	$3,951	$17,249	$15,213

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 25, 2026	July 26, 2025	July 25, 2026	July 26, 2025
GAAP EPS	$0.97	$0.64	$3.33	$2.55
Adjustments to GAAP:
Share-based compensation expense	0.22	0.24	0.95	0.90
Amortization of acquisition-related intangible assets	0.12	0.12	0.46	0.55
Acquisition/divestiture-related costs	0.02	0.03	0.09	0.21
Legal and indemnification settlements/charges	—	0.09	—	0.09
Significant asset impairments and restructurings	0.13	0.01	0.17	0.19
(Gains) and losses on investments	(0.22)	(0.03)	(0.35)	(0.05)
Income tax effect of non-GAAP adjustments	(0.10)	(0.11)	(0.37)	(0.42)
Significant tax matters	0.08	—	0.05	(0.21)
Non-GAAP EPS	$1.22	$0.99	$4.33	$3.81
Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME
(In millions, except percentages)

	Three Months Ended
	July 25, 2026
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$8,430	$2,633	$11,063	$6,799	10%	$4,264	38%	$669	$3,859	51%
% of revenue	62.6%	69.4%	64.1%	39.4%		24.7%		3.9%	22.4%
Adjustments to GAAP amounts:
Share-based compensation expense	59	79	138	751		889		—	889
Amortization of acquisition-related intangible assets	236	—	236	226		462		—	462
Acquisition/divestiture-related costs	1	3	4	68		72		—	72
Significant asset impairments and restructurings	—	—	—	511		511		—	511
(Gains) and losses on investments	—	—	—	—		—		(869)	(869)
Income tax effect/significant tax matters	—	—	—	—		—		—	(56)
Non-GAAP amount	$8,726	$2,715	$11,441	$5,243	5%	$6,198	23%	$(200)	$4,868	23%
% of revenue	64.8%	71.6%	66.3%	30.4%		35.9%		(1.2)%	28.2%

	Three Months Ended
	July 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,692	$2,588	$9,280	$6,193	$3,087	$(88)	$2,550
% of revenue	61.5%	68.3%	63.2%	42.2%	21.0%	(0.6)%	17.4%
Adjustments to GAAP amounts:
Share-based compensation expense	66	84	150	797	947	—	947
Amortization of acquisition-related intangible assets	233	—	233	255	488	—	488
Acquisition/divestiture-related costs	2	11	13	104	117	—	117
Legal and indemnification settlements/charges	355	—	355	—	355	—	355
Significant asset impairments and restructurings	—	—	—	35	35	—	35
(Gains) and losses on investments	—	—	—	—	—	(115)	(115)
Income tax effect/significant tax matters	—	—	—	—	—	—	(426)
Non-GAAP amount	$7,348	$2,683	$10,031	$5,002	$5,029	$(203)	$3,951
% of revenue	67.5%	70.8%	68.4%	34.1%	34.3%	(1.4)%	26.9%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME
(In millions, except percentages)

	Fiscal Year Ended
	July 25, 2026
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$30,514	$10,346	$40,860	$25,492	2%	$15,368	31%	$641	$13,267	30%
% of revenue	63.2%	68.8%	64.5%	40.3%		24.3%		1.0%	21.0%
Adjustments to GAAP amounts:
Share-based compensation expense	254	335	589	3,181		3,770		—	3,770
Amortization of acquisition-related intangible assets	918	—	918	916		1,834		—	1,834
Acquisition/divestiture-related costs	7	18	25	350		375		—	375
Significant asset impairments and restructurings	—	—	—	693		693		—	693
(Gains) and losses on investments	—	—	—	—		—		(1,398)	(1,398)
Income tax effect/significant tax matters	—	—	—	—		—		—	(1,292)
Non-GAAP amount	$31,693	$10,699	$42,392	$20,352	5%	$22,040	13%	$(757)	$17,249	13%
% of revenue	65.6%	71.2%	66.9%	32.1%		34.8%		(1.2)%	27.2%

	Fiscal Year Ended
	July 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$26,487	$10,303	$36,790	$25,030	$11,760	$(660)	$10,180
% of revenue	63.7%	68.5%	64.9%	44.2%	20.8%	(1.2)%	18.0%
Adjustments to GAAP amounts:
Share-based compensation expense	255	329	584	3,019	3,603	—	3,603
Amortization of acquisition-related intangible assets	1,150	—	1,150	1,029	2,179	—	2,179
Acquisition/divestiture-related costs	14	52	66	791	857	—	857
Legal and indemnification settlements/charges	355	—	355	—	355	—	355
Supplier component remediation charge (adjustment)	(7)	—	(7)	—	(7)	—	(7)
Significant asset impairments and restructurings	—	—	—	744	744	—	744
(Gains) and losses on investments	—	—	—	—	—	(187)	(187)
Income tax effect/significant tax matters	—	—	—	—	—	—	(2,511)
Non-GAAP amount	$28,254	$10,684	$38,938	$19,447	$19,491	$(847)	$15,213
% of revenue	67.9%	71.0%	68.7%	34.3%	34.4%	(1.5)%	26.9%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE
(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 25, 2026	July 26, 2025	July 25, 2026	July 26, 2025
GAAP effective tax rate	21.8%	15.0%	17.1%	8.3%
Total adjustments to GAAP provision for income taxes	(3.0)%	3.1%	1.9%	10.1%
Non-GAAP effective tax rate	18.8%	18.1%	19.0%	18.4%

GAAP TO NON-GAAP GUIDANCE

Q1 FY 2027	Gross Margin	Operating Margin	Earnings per Share (1)
GAAP	63% - 64%	28% - 29%	$1.08 - $1.10
Estimated adjustments for:
Share-based compensation expense	1.0%	4.5%	$0.14
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.5%	$0.09
Significant asset impairments and restructurings (2)	—	0.5%	$0.01
Non-GAAP	65% - 66%	35.5% - 36.5%	$1.32 - $1.34

FY 2027	Earnings per Share (1)
GAAP	$4.00 - $4.06
Estimated adjustments for:
Share-based compensation expense	$0.60
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.34
Significant asset impairments and restructurings (2)	$0.11
Non-GAAP	$5.05 - $5.11

(1) Estimated adjustments to GAAP earnings per share are shown after income tax effects.
(2) Reflects charges related to a restructuring plan announced on May 13, 2026. We expect this plan to be substantially completed by the end of fiscal 2027.
Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information
This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as being well positioned to support our customers however or wherever they decide to deploy AI, the significant momentum and raised expectations of AI infrastructure from hyperscalers, the broad-based high demand for Cisco technology, and the significant growth opportunities ahead) and the future financial performance of Cisco (including the guidance for Q1 FY 2027 and full year FY 2027) that involve risks and uncertainties, such as the actual impact of tariffs on our guidance for Q1 FY 2027 and full year FY 2027. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in results of operations; and other factors listed in Cisco's most recent reports on Forms 10-Q and 10-K filed on May 19, 2026 and September 3, 2025, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco's most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco's results of operations for the three months and the year ended July 25, 2026 are not necessarily indicative of Cisco's results of operations for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco's results of operations in conjunction with the corresponding GAAP measures.
Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.
For its internal budgeting process, Cisco's management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco's management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
About Cisco
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